Exhibit 10.65

Commercial-Industrial Lease Agreement

ARTICLE ONE: BASIC TERMS

1.01         DATE OF LEASE: February 1, 2008.

1.02         LANDLORD: Investment Properties, Ltd., a Texas limited partnership.

1.03         TENANT:         ISI Security Group, Inc., formerly known as ISI Detention Contracting Group, Inc., a Delaware corporation.

1.04         PROPERTY:   A building (the “Building”) consisting of approximately 14,175 rentable square feet located at 12915 Delivery Drive, San Antonio, Texas 78247 together with the parcel of land (the “Land”) described on Exhibit “A” attached hereto (the Building and the Land are also sometimes collectively referred to herein as the “Premises” or the “Property”).

1.05         LEASE TERM:  The Lease Term shall be for a period of eighty four (84) months beginning on February 1, 2008 (“Commencement Date”) and ending January 31, 2015 (“Expiration Date”), unless extended pursuant to the provisions in Article 14.01.

1.06         RENT:  The “Base Rent” shall be the rent paid by Tenant to Landlord during the Lease Term according to the following terms: The Base Rent amounts shall be due and payable on the first day of each calendar month during the term hereof and continuing through and including the last month of the Lease Term at the following rates:

Months 1-3	$5,400.00 per month
Months 4-36	$8,965.00 per month
Months 37-60	$9,500.00 per month
Months 61-72	$7,100.00 per month
Months 73-84	$7,100.00 per month plus CPI adjustment as described in Article 3.04.

Tenant shall deposit the Base Rent for the first month upon execution of this Lease Agreement

1.07         SECURITY DEPOSIT:  Tenant shall deposit with Landlord an amount equivalent to the last two months rent ($14,200.00) less the amount currently held by Landlord ($5,400.00) under the terms of the existing Lease Agreement between the parties, for a total deposit obligation of $8,800.00.

1.08         PERMITTED USE:  The Property may be used only for the purpose of general office and warehouse, including sales, storage, distribution, technical support and for such other lawful purposes as may be incidental thereto.

1.09         INSURANCE, AD VALOREM TAXES, AND MAINTENANCE ASSESSMENTS: Tenant shall pay insurance premiums as specified in Article 6 and ad valorem taxes for the

Property as specified in Article 11. In addition, the Tenant shall reimburse Landlord for any maintenance assessments levied by the Wetmore Business Park Association, Inc. during the term of this Lease. The parties agree that the estimated amount of such fees is $1,901.08 per month.

1.10 RENT TO BE PAID TO:	Investment Properties, Ltd.
Address: P.O. Box 7608
San Antonio, Texas 78207

1.11         DAILY LATE CHARGE (See Article 3.02): Ten Dollars ($10.00) per day.

1.12         REALTORS COMMISSIONS: To be paid by the party incurring such by separate agreement.

1.13         WETMORE BUSINESS PARK DECLARATION:  The Property is subject to a Declaration of Covenants for Office, Commercial, Warehouse, and Industrial Section of Wetmore Business Park, San Antonio, Texas (“the Declaration”), which is recorded in Volume 3423, Page 262-271 of the Real Property Records of Bexar County, Texas. A copy of the Declaration is attached at Exhibit “C”. Tenant shall be subject to these covenants, including, but not limited to, signage restrictions and maintenance assessments.

ARTICLE TWO:   LEASE AND LEASE TERM

2.01         LEASE OF PROPERTY.  Landlord hereby leases the Property to Tenant and Tenant hereby leases the Property from Landlord for the Lease Term stated in Article 1.05.

2.02         HOLDING OVER.   Tenant shall vacate the Property upon the Expiration Date or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against any reasonable damages incurred by Landlord from any delay by Tenant in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of this Lease, Tenant’s occupancy of the Property shall be a “month-to-month” tenancy, subject to all the terms and provisions applicable to a month-to-month tenancy, except that the rent then in effect shall be increased by fifty percent (50%).

2.03         QUIET ENJOYMENT.   Landlord covenants that it has good title to the Property, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. Landlord represents that it has the authority to enter into this Lease and that so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Property for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

ARTICLE THREE:  RENT

3.01         RENT.  Tenant agrees to pay rent for the Property at the rate specified in Article 1.06. One monthly rental installment shall be due and payable on the first (1st) day of the first calendar month of the Lease Term, and a like monthly installment shall be due and payable on the first day of each succeeding calendar month during the Lease Term. All rent shall be paid to the party designated in Article 1.10 at the address stated herein for such party. Unless otherwise provided herein, Tenant shall pay Base Rent and all other charges specified in this Lease for the period of occupancy.

3.02         LATE CHARGE.  If any rent due hereunder is not paid within five (5) days after written notice from Landlord that the same was not paid when due, Tenant shall pay the party named in Article 1.10 above a late charge equal to the sum stated in Article 1.11 above for each day from its due date until such delinquent sum is paid. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

3.03         NET NATURE OF LEASE.  With the exception of Landlord’s obligations under Article 5.02, it is the intent of both Landlord and Tenant that the Base Rent to be paid hereunder shall be absolutely net to Landlord, so that this lease shall yield, net to Landlord, the rental specified in this Article in each month of the Lease Term, free of any charges, assessments or impositions of any kind charged, assessed or imposed on or against the Property, and without abatement, deduction or set-off by Tenant, except as expressly provided otherwise herein, and Landlord shall not be expected or required to pay any such charge, assessment or imposition, or be under any obligation or liability hereunder, except as expressly set forth.

3.04         CONSUMER PRICE INDEX (“CPI”) INCREASES TO BASE RENT.  The Base Rent shall be adjusted during the last full year of the Lease Term, beginning in on February 1, 2014. The Base Rent shall be the Base Rent for the last month of the immediately preceding Lease Year, as adjusted by any increase in the index known as the United States Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers, United States City Average, index Base Period (1982-84=l00) (“CPI-W”) from February 1, 2013, provided, however, that the Base Rent shall never be less than the Base Rent in last month of the immediately preceding Lease Year. If the CPI-W shall be revised or cease to be compiled during the term of the Lease, or in some other way fail to be a reliable index for the purposes of the Lease, the parties shall agree in good faith on some other index serving the same purpose to adjust the Base Rent.

ARTICLE FOUR:  USE OF PROPERTY

4.01         PERMITTED USE.  Tenant may use the Property only for the Permitted Use stated in Article 1.08. Tenant shall, at its own cost and expense, obtain any and all licenses and permits necessary for such use (including, but not limited to, a Certificate of Occupancy, or the equivalent thereof), shall at all times maintain the Property in good condition (except with respect to obligations of Landlord under this Lease) and comply with all governmental laws, codes, ordinances, regulations or any other applicable authorities with regard to the use, condition or occupancy of the Property (except as the same relates to Landlord’s obligations under this Lease). Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, vibrations, or pest infestations to emanate from the Property, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord. Tenant’s use of the Property shall at all times comply with the insurance provisions in Article 6.01 hereof. Tenant agrees that the point pressure resulting from Tenant’s inventory, forklifts and equipment pertaining to Tenant’s use of the Property shall not exceed allowable design floor loading for floor slabs on grade. Tenant shall hold harmless Landlord from any loss, liability, and expenses arising out of any damage or repair caused by Tenant’s negligence or failure to comply with this paragraph.

4.02         COMPLIANCE WITH THE LAW.   Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Property during the Lease Term, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances on or upon, or connected with the Property, all at Tenant’s sole expense.

4.03         HAZARDOUS MATERIALS. The term “Substances,” as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use, storage, handling, disposal, transportation or removal of which is regulated, restricted, prohibited or penalized by any “Environmental Law,” which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of health or the environment and shall specifically include, but not be limited to, any “hazardous substance” as that term is defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and any amendments or successors in function thereto. Tenant hereby agrees that (i) no activity will be conducted on the Property that will produce any Substance, except for such activities that are part of the ordinary course for Tenant’s business activities (the “Permitted Activities”) provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord (which approval Landlord may grant or withhold in its reasonable discretion); Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (ii) the Property will not be used in any manner for the storage of any Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business provided such substances are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord (which approval Landlord may grant or withhold in its sole discretion); Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Property will be used as a landfill or a dump; (iv) Tenant will not install any underground or aboveground tank of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time, may constitute a public or private nuisance; (vi) Tenant will not permit any Substances to be brought onto the Property, except in accordance with the terms and conditions hereof, and if so brought or found located thereon, the same shall be immediately removed, and properly disposed, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws; and (vii) Tenant shall in all regards comply with Environmental Laws including, without limitation, meeting any necessary financial responsibility requirements. Prior to any Substance being brought upon or into the Property, whether Landlord’s written permission is required or not, Tenant will provide to Landlord any applicable material safety data sheets regarding said Substance as well as a written description of the amount of such Substance to be brought upon or into the Property and the common and recognized chemical name of such Substance. Tenant shall bear responsibility for insuring that all record keeping, reporting and remediation responsibilities of Tenant under Environmental Laws are met and Tenant assumes all such responsibility and liability for such legal compliance. Landlord or Landlord’s representative shall have the right, but not the obligation, to enter the Property for, among other purposes, the purposes of inspecting the storage, use and disposal of any Substances and to review compliance with all Environmental Laws. Should it be determined, in Landlord’s sole opinion, that any Substances are being improperly stored, used, or disposed of, then Tenant shall immediately take such corrective action as required by applicable Environmental Laws. Tenant will provide Landlord written notification of the release or disposal of any Substance either within the Property or outside of Tenant’s Property and will also provide Landlord written notice of any pending or threatened litigation concerning the breach or purported breach of any Environmental Laws. If at any time during or after the term of the Lease, the Property is found to be contaminated by Substances or subject to said conditions, arising from or as a result of Tenant’s negligence (whether in whole or in part) or the use of the Property or any Substances by Tenant or any of Tenant’s agents, employees, assigns or subtenants, Tenant shall diligently institute proper and thorough cleanup procedures in accordance with Environmental Laws at Tenant’s sole cost, and Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages, fines, reimbursement, restitution, response costs, cleanup costs, and obligations (including investigative responses and attorney’s fees) of any nature. The foregoing indemnification and the responsibilities of Tenant shall apply to Tenant regardless of whether they arise from any Permitted Activity, Substances or Permitted Materials (as may be listed below), and shall survive the termination or expiration of this Lease. Landlord shall be under no obligation to expend any sums or to seek reimbursement to enforce the indemnification obligations of Tenant hereunder. In no event shall Tenant be liable for any environmental conditions not caused by Tenant, its agents or contractors.

Permitted Materials: [“None”]

Tenant acknowledges and agrees that it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment, subletting, or transfer of Tenant’s interest in this Lease if (i) the anticipated use of the Property by the proposed assignee, subtenant, or transferee (collectively, a “Transferee”) involves the generation, storage, use, treatment, or disposal of Substances other than as a non-material part of the business; (ii) the proposed Transferee has been required by any prior Landlord, lender, or governmental authority to make remedial action in connection with Substances contaminating a property, if the contamination resulted from such

Transferee’s actions or use of the property in question; or (iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Substance.

4.04         SIGNS.  Without the prior written consent of Landlord, Tenant shall not place or affix any signs or other objects upon or to the Property, including but not limited to the roof or exterior walls of the building or other improvements thereon, or paint or otherwise deface said exterior walls, which consent shall not be unreasonably withheld, conditioned or delayed. Any signs installed by Tenant shall conform with applicable laws and deed and other restrictions, including the Declaration. Tenant shall remove all signs at the termination of this Lease and shall repair any damage and close any holes caused or revealed by such removal.

4.05         UTILITIES.  Tenant shall pay the cost of all utility services used by Tenant at the Property. Tenant’s costs shall include but not be limited to initial connection charges, all charges for gas, water and electricity used on the Property, and for all electric lights, lamps and tubes.

4.06         LANDLORD’S ACCESS.  Landlord and its authorized agents shall have the right to enter upon the Property at all reasonable hours for the purpose of inspecting them, making repairs to them, exhibiting the Property to existing or prospective lenders or purchasers, or curing any “Tenant Default,” as defined herein that Landlord elects to cure. Landlord shall not be liable to Tenant for any expense, loss or damage from any such entry upon the Property. Tenant shall permit Landlord, at any time during the last six months of the term of the Lease (as the same may be extended) to place upon the Property any usual or ordinary “For Lease” signs and Landlord or its agent may enter upon the Property during normal business hours to exhibit same to prospective tenants.

4.07         INTERRUPTION OF SERVICE.  Interruption or curtailment of services furnished to the Property by or through Landlord shall not entitle Tenant to any claim against Landlord or to any abatement in rent, nor shall the same constitute constructive or partial eviction, unless Landlord fails to take such measures as may be reasonable in the circumstances to restore the service without undue delay.

4.08         EXEMPTIONS FROM LIABILITY.  Except as specifically provided herein, Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas, or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising on or about the Property or upon other portions of any building of which the Property is a part, or from other sources or places; or (d) any act or omission of any other tenant of any building of which the Property is a part. Landlord shall not be liable for any such damage or injury even though such damage or injury is not attributable to Tenant. Subject to Article 6.04, the provisions of this Article 4.08 shall not, however, exempt Landlord from liability for Landlord’s gross negligence or willful misconduct or Landlord’s breach of this Lease.

ARTICLE FIVE: MAINTENANCE, REPAIRS AND ALTERATIONS

5.01         ACCEPTANCE OF PROPERTY.  Tenant acknowledges that 1) it has inspected and accepts the Premises in an “AS IS, WHERE IS” CONDITION; 2) the Building and Improvements are suitable for the purpose for which the Premises are leased and for Tenant’s intended commercial purpose, and Landlord has made no warranty, representation, covenant, or agreement with respect to the merchantability or fitness for any particular purpose of the Premises; 3) the Premises are in good and satisfactory condition; 4) no representations as to repair of the Premises, nor promises to alter, remodel, or improve the Premises have been made by Landlord (unless and except as may be set forth in the Exhibit attached to the Lease and Landlord’s maintenance and repair obligations under Article 5.02; 5) there are no representations or warranties, express, implied, or statutory, that extend beyond the description of the Premises.

5.02         MAINTENANCE AND REPAIRS BY LANDLORD.  Landlord shall at its expense maintain, repair, and if necessary replace, only the roof, foundation, and structure of the improvements on the Property, except for reasonable wear and tear and any non-casualty damage caused by the negligent act or omission of Tenant, or Tenant’s invitees, employees or customers. Tenant shall give prompt written notice to Landlord of the need for such maintenance, repairs or replacement and Landlord shall proceed promptly to perform such maintenance, repairs or replacement. Landlord shall not be liable to Tenant for any damages or inconvenience, and Tenant shall not be entitled to any damages, nor to any abatement or reduction of rent, by reason of any repairs, alterations, or additions made by Landlord under the Lease. Landlord’s liability for any defects, repairs, replacement, or maintenance for which Landlord is responsible under the Lease shall be limited to the cost of performing such work. Nothing in this provision shall entitle Tenant to terminate the Lease based on the physical condition of the Premises.  If Landlord fails, refuses or neglects to maintain the Premises as required in this Lease, after notice shall have been given Landlord in accordance with the terms of this Lease, Tenant may make such repairs without liability to Landlord for any loss or damage that may accrue to the Premises and Landlord shall promptly reimburse Tenant for its reasonable third party costs; provided, however, that no notice shall be required in the event of any hazardous or emergency condition. Landlord shall have a reasonable time within which to perform such repairs or maintenance.

5.03         MAINTENANCE AND REPAIRS BY TENANT.  Tenant, at its own cost and expense, shall (i) maintain all parts of the Property (except for those items for which Landlord is responsible) in good condition, except for reasonable wear and tear and damage by casualty, (ii) promptly make all necessary repairs and replacements, including, but not limited to, windows, glass and plate glass, exterior doors, any special office entry, interior walls and finish work, interior doors and floor covering, utility connections, downspouts, gutters, heating and air conditioning systems, light bulbs and ballasts, dock boards, truck doors, dock bumpers, paving, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, dedicated sewer lines and any damage due to vandalism or malicious mischief (iii) keep the parking areas, driveways, truck aprons, and grounds surrounding the Property in a clean and sanitary condition, (iv) repair all wind damage to glass except with respect to tornado or hurricane damage. In the event Tenant should neglect reasonably to maintain the Property, Landlord shall have the right (but not the obligation, unless such repairs are not caused by Tenant’s neglect, in which event Landlord shall make the necessary repairs at its cost) to cause repairs or corrections to be made upon notice to Tenant and any reasonable costs therefore shall be payable by Tenant to Landlord as additional rental on the next rental payment due date following written notice of such costs delivered by Landlord. Upon termination of this Lease, Tenant shall deliver up the Property in good repair and condition, reasonable wear and tear, defects for which Landlord is responsible and damage by fire, wind storm or other casualty excepted. Tenant shall repair any damage caused by Tenant’s act or omission, or the act or omission of Tenant’s invitees, employees or customers.

5.04         ALTERATIONS.  Tenant shall not create any openings in the roof or exterior wall, or make any alterations, additions or improvements to the structure, interior or exterior of the Property, without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed. All approved construction shall be done in a good and workmanlike manner using first class materials. Tenant shall have the right, without Landlord’s consent, to erect or install shelves, bins, machinery, and trade fixtures, provided that Tenant complies with all applicable governmental laws, ordinances and regulations. At the expiration or termination of this Lease, Tenant shall, subject to the restrictions of Article 5.06 below, have the right to remove such items so installed by it, provided that Tenant shall, at the time of removal of such items, repair in a good and workmanlike manner any damage caused by installation or removal thereof and restore the Property to the condition that existed prior to the installation of such items, reasonable wear and tear excepted. Tenant shall pay for all costs incurred or arising out of alterations, additions or improvements in or to the Property and shall not permit a mechanic’s or materialman’s lien to be asserted against the Property.

5.05         SECURITY.  Any and all security of any kind for Tenant, Tenant’s agents, employees or invitees, the Property, or any personal property thereon (including, without limitation, any personal property of any sublessee) shall be the sole responsibility and obligation of Tenant, and shall be provided by Tenant at Tenant’s sole cost and expense. Tenant acknowledges and agrees that Landlord shall have no obligation or liability whatsoever with respect to the same. Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost, damage or other liability arising directly or indirectly from security measures or the absence thereof with respect to the Property and the building or the project of which the Property is a part. There is currently an alarm system installed on the Property, however, Tenant may, at Tenant’s sole cost and expense, install alarm systems in the Property provided such installation complies with the provisions of Article 5.04 hereof. Removal of any Tenant installed alarm systems shall be Tenant’s sole responsibility and, at Tenant’s sole cost and expense, shall be completed prior to lease termination and all affected areas of the Property shall be repaired and/or restored in a good and workmanlike manner to the condition that existed prior to such installation.

5.06         CONDITION UPON TERMINATION. Upon termination of this Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear or any condition which Tenant was not otherwise obligated to remedy under any provision of this Lease. Tenant shall not be obligated to repair any damage which Landlord is required to repair hereunder. In addition, if Landlord so notified Tenant prior to commencement of work, Landlord may require Tenant to remove any extraordinary alterations, additions or improvements made during the term of this Lease, without Landlord’s consent. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters; air conditioners or any other heating and air conditioning equipment; fencing or security gates; or other similar building operation equipment and decorations.

All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to Base Rent and additional rental and all obligations concerning the condition and repair of the Property. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Property, Tenant shall restore the Property to good condition and repair, reasonable wear and tear excluded. Prior to Tenant vacating the Property, Tenant shall make all repairs as specified in this Article 5 hereof, including but not limited to any repairs necessary so that the heating and air conditioning systems are in good working order, subject to commercially reasonable obsolescence. If any and all repairs or restoration required of Tenant hereunder are not completed by the expiration or earlier termination hereof, Landlord may cause the same to be completed and the costs shall be paid by Tenant promptly upon demand (including a fifteen percent (15%) service charge for arranging for and coordinating such work).

ARTICLE SIX: INSURANCE AND INDEMNITY

6.01         LANDLORD INSURANCE. Landlord shall maintain insurance covering the buildings situated on the Property, except for those items the repair and maintenance of which are Tenant’s responsibility, in an amount not less than eighty percent (80%) of the “replacement cost” thereof insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism, and Malicious Mischief. Tenant shall reimburse Landlord for the cost and expense of all such insurance within fifteen (15) days of written receipt of a statement showing the amount and computation of such premiums due. Tenant shall not keep anything upon the Property, or do anything in or about the Property except the Permitted Use specified herein, which Landlord represents will not increase the rates for the fire and standard extended coverage insurance upon the building which is part of the Property. Tenant agrees to pay on written demand any increase in insurance premiums that may be charged to Landlord during the term of this Lease resulting from a deviation from the Permitted Use specified herein within Tenant’s reasonable control. Tenant shall also be responsible for maintaining insurance on Tenant’s equipment and other personal property located on the Property. Tenant agrees to pay to Landlord as additional rental during the Lease Term any amounts for commercially reasonable insurance paid by Landlord.

6.02         LIABILITY INSURANCE.  Tenant, at its own expense, shall maintain during the term of this Lease a policy or policies of worker’s compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of One Million Dollars ($1,000,000.00) for property damage and One Million Dollars ($1,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Property. Tenant, at its own expense, also shall maintain during the term of this Lease, fire and extended coverage insurance covering (i) the replacement cost of all alterations, additions, partitions and improvements installed or placed on the Property by Tenant or by Landlord on behalf of Tenant and (ii) the replacement cost of all of Tenant’s personal property contained within the Property and (iii) business interruption of Tenant. Said policies shall (i) name Landlord as an additional insured and insure Landlord’s contingent liability under this Lease (except for the worker’s compensation policy and Tenant’s insurance on Tenant’s personal property, which instead shall include waiver of subrogation endorsement in favor of Landlord), (ii) be issued by an insurance company which is acceptable to Landlord, (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord, and (iv) provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s coverage under Landlord’s policy shall be deemed excess over and above the coverage provided by Tenant’s policy. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the term of the Lease and upon each renewal of said insurance.

6.03         LIABILITY AND INDEMNITY. Except for any claims, rights of recovery and causes of action that Tenant has released, Landlord shall hold Tenant harmless and defend Tenant against any and all claims or liability for any injury or damage to any person in, on or about the Property or any part thereof and/or the building of which the Property are a part, when such injury or damage shall be caused by the act, neglect, fault of, or omission of any duty with respect to the same by Landlord, its agents, servants and employees. Notwithstanding the foregoing or anything to the contrary in this Lease, Tenant hereby agrees that in no event shall Landlord be liable for any incidental or consequential damages whatsoever, including, without limitation, any damages as a result of any interruption of Tenant’s business or any loss of income therefrom. Except for any claims, rights of recovery and causes of action that Landlord has released, Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage (i) to any person or property whatsoever occurring in, on or about the Property or any part thereof and/or of the building of which the Property are a part, including without limitation elevators, stairways, passageways or hallways, the use of which Tenant may have in accordance with this Lease, when such injury or damage shall be caused by the act, neglect, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees, or invitees, (ii) arising from the conduct of management of any work done by the Tenant in or about the Property, (iii) arising from transactions of the Tenant, and (iv) all costs, reasonable counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. The provisions of this Article 6.03 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

6.04         WAIVER OF SUBROGATION.  NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THIS LEASE, LANDLORD AND TENANT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR INSURERS TO WAIVE, ANY AND ALL RIGHTS OF RECOVERY AGAINST THE OTHER OR AGAINST THE OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF THE OTHER (COLLECTIVELY, “RELEASED PARTIES”), FOR LOSS OR DAMAGE TO ITS PROPERTY, OR THE PROPERTY OF OTHERS UNDER ITS CONTROL, IF SUCH LOSS OR DAMAGE IS COVERED BY ANY INSURANCE POLICY REQUIRED TO BE CARRIED BY IT UNDER THIS LEASE, OR COULD BE COVERED BY STANDARD COMMERCIAL PROPERTY INSURANCE, EVEN IF SUCH LOSS OR DAMAGE IS CAUSED, IN WHOLE OR IN PART, BY THE NEGLIGENCE OF ANY OF THE RELEASED PARTIES. FOR THE PURPOSES HEREIN, ALL DEDUCTIBLES UNDER ANY INSURANCE POLICY SHALL BE FOR THE SOLE BENEFIT AND ACCOUNT OF THE INSURED PARTY UNDER THE APPLICABLE POLICY.

ARTICLE SEVEN:    TRANSFER OF INTEREST

7.01         ASSIGNMENT AND SUBLETTING.  Tenant shall not assign or in any manner transfer this Lease or any estate or interest therein, by operation of law or otherwise, or sublet the Property or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Property without the prior express written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed.  Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord’s rights as to any subsequent assignments and sublettings. In no event shall any assignment or sublease of the Property relieve or release Tenant from any obligations under this Lease, except as herein otherwise expressly provided. Landlord shall be permitted to enforce the provisions of this instrument against the undersigned Tenant and/or any assignee without demand upon or proceeding in any way against any other person. Landlord does agree, however, that Tenant shall be permitted to assign this Lease to any related entity, subsidiary or affiliate of Tenant (in which Tenant has a controlling interest) without having the obligation of securing the prior consent or approval of Landlord. In addition, the acquisition of all the stock of Tenant by any corporation, the stock of which is registered pursuant to the Securities Exchange Act of 1934, or the merger of Tenant into such a corporation the stock of which is so registered, shall not be considered to be a violation of this Article. Any unauthorized assignment or subleasing of the Property by Tenant shall cancel the right of any Renewal Option in Article 14.01.

7.02.        ASSIGNEE COVENANTS.  Notwithstanding that the prior express written consent of Landlord to any of the aforesaid transactions may have been obtained, the following shall apply:

(a)           In the event of an assignment, contemporaneously with the granting of Landlord’s consent, Tenant shall (i) cause the assignee to expressly assume in writing and agree to perform all of the obligations of Tenant hereunder, and such assignee shall be jointly and severally liable therefor along with Tenant; and (ii) cause such assignee to grant to Landlord an express first and prior Landlord’s lien and security interest (and execute one or more Uniform Commercial Code Financing Statements) in assignee’s goods, wares, equipment, fixtures, furniture, merchandise, improvements and other personal property in the manner set forth in Article 9.03 hereof.

(b)           A signed counterpart of all instruments relative thereto (executed by all parties to such transaction with the exception of Landlord) shall be submitted by Tenant to Landlord prior to or contemporaneously with the request for Landlord’s consent thereto (it being understood that no such instrument shall be effective without the written consent of Landlord).

(c)           Tenant shall subordinate to Landlord’s statutory lien and Landlord’s aforesaid contractual lien and security interest, any liens or other rights which Tenant may claim with respect to any fixtures, equipment, goods, wares, merchandise, furniture, improvements, or other personal property owned by the proposed assignee, subTenant, or other party intending to occupy the Property.

(d)           Tenant agrees to reimburse Landlord for all attorneys’ fees and administrative expenses incurred in connection with the review, processing or preparation of any documentation associated with the assignment, subletting or other transfer of this lease or Tenant’s interest in the Property, whether or not Landlord’s consent to such transfer is required or obtained.

7.03         CONTINUING OBLIGATIONS.  Notwithstanding any assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this Lease (even if future assignments and sublettings occur subsequent to the assignment or subletting by Tenant, and regardless of whether or not Landlord’s approval has been obtained for such future assignments and sublettings). Moreover, in the event that the rental due and payable by a sublessee exceeds the rental payable under this Lease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord 50% of such excess rental (after Tenant first recovers all of its third party expenses relating to such transfer e.g. brokerage commissions) within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case may be. In the event of any assignment or subletting, it is understood and agreed that all rentals paid to Tenant by an assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind; and upon election by Landlord such rentals shall be paid directly to Landlord as specified in Article 1.10 of this Lease (to be applied as a credit and offset to Tenant’s rental obligations).

7.04         TRANSFERS IN BANKRUPTCY.  In the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

7.05         ENCUMBRANCE.  Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Property without the prior written consent of Landlord. Upon any violation of this provision, this Lease shall terminate at Landlord’s option.

7.06         ASSIGNMENT BY LANDLORD.  In the event of the transfer and assignment by Landlord of its interest in this Lease and in the building containing the Property to a person expressly assuming Landlord’s obligations under this Lease, Landlord shall thereby be released from any further obligations hereunder (but Landlord shall not be released from any obligations accruing prior to any such transfer or assignment), and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant’s obligations hereunder may be assigned and transferred by Landlord to such successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto.

ARTICLE EIGHT:  DAMAGE OR DESTRUCTION

8.01         PARTIAL DAMAGE.  In the event the improvements situated on the Property are partially damaged, or rendered partially unfit for occupancy, by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord. If the repairs can reasonably be made within ninety (90) days after Landlord receives such written notice from Tenant so that the damaged portion of the Property is completely restored to its condition prior to such casualty, Landlord shall forthwith cause such repairs to be made within such ninety (90) days and this Lease shall not terminate. “Partial Damage” shall mean damage or destruction to the Property other than Tenant owned alterations, the repair cost of which damage or destruction is less than fifty percent (50%) of the then replacement cost immediately prior to said damage or destruction. If damage is the result of Landlord’s gross negligence or willful misconduct, Landlord shall allow Tenant a fair reduction in rent in proportion to the extent the improvements are partially unfit for occupancy. If the repairs or restoration cannot reasonably be made within ninety (90) days after Landlord receives such written notice from Tenant, this Lease shall terminate and the rent shall be paid to the date of such casualty.

8.02         UNINSURED PARTIAL DAMAGE OR TOTAL OR SUBSTANTIAL DESTRUCTION.  In the event of total or substantial destruction of the improvements situated on the Property by fire or other casualty, Tenant shall give immediate written notice thereof to Landlord. “Total or

Substantial Destruction” shall mean damage or destruction to the Property other than Tenant owned alterations, the repair cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost of the Property, excluding Tenant owned alterations immediately prior to such damage or destruction. If Landlord’s insurance proceeds are sufficient to pay for the necessary repairs, and if the repairs can reasonably be made within one hundred eighty (180) days after Landlord receives such written notice from Tenant so that the damaged portion of the Property is completely restored to its condition prior to such casualty, Landlord shall forthwith cause such repairs to be made within such one hundred eighty (180) days and this Lease shall not terminate. While such repairs are being made, Landlord shall allow Tenant a fair reduction in rent in proportion to the extent the improvements are wholly or partially unfit for occupancy. If Landlord’s insurance proceeds are insufficient to pay for the necessary repairs or restoration, or the repairs or restoration cannot reasonably be made within one hundred eighty (180) days after Landlord receives such written notice from Tenant, this Lease shall terminate and the rent shall be paid to the date of such casually.

ARTICLE NINE:  DEFAULT AND REMEDIES

9.01         EVENTS OF DEFAULT. The following events (herein individually referred to as “event of default”) each shall be deemed to be events of nonperformance by Tenant under this Lease:

A. Tenant shall fail to pay any installment of Base Rent or any additional rental herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days after written notice to Tenant from the date such payment was due.

B. Tenant hereunder shall (i) become insolvent; (ii) admit in writing its inability to pay its debts: (iii) make a general assignment for the benefit of creditors; (iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this Paragraph.

C. Any case, proceeding or other action against the Tenant hereunder shall be commenced seeking (i) to have an order for relief entered against it as a debtor or to adjudicate it as bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which it is not fully stayed within seven (7) business days after the entry thereof or (b) shall remain undismissed for a period of forty-five (45) days.

D. Tenant shall (i) abandon all or a substantial portion of the Property or (ii) fail to continuously operate its business at the Property for the permitted use set forth herein, whether or not Tenant is in default of the rental payments due under this Lease.

E. Tenant shall fail to discharge any lien placed upon the Property within twenty (20) days after any such lien or encumbrance is filed against the Property.

F. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed in this Article), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

9.02         REMEDIES.

A. Upon each occurrence of an event of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:

(1) Terminate this Lease; and/or

(2) Enter upon and take possession of the Property with or without terminating this Lease; and/or

(3) Alter all locks and other security devices at the Property with or without terminating this Lease, and pursue, at Landlord’s option, one or more remedies pursuant to this Lease, Tenant hereby specifically waiving any state or federal law to the contrary; and in any such event Tenant immediately shall surrender the Property to Landlord, and if Tenant fails to do so, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Property and expel or remove Tenant and any other person who may be occupying such Property or any part thereof, without being liable for prosecution or any claim of damages therefore.

B. If Landlord terminates this Lease, at Landlord’s option, Tenant shall be liable for and shall pay to Landlord, the sum of all rental and other payments owed to Landlord hereunder accrued to the date of such termination, plus, as liquidated damages, an amount equal to the present value (using the current “prime” interest rate of Frost National Bank of San Antonio, or should such financial institution no longer exist, a comparable financial institution) of (1) the total rental and other payments owed hereunder for the remaining portion of the Lease term, less (2) the then fair market rental of the Property.

C. If Landlord repossesses the Property without terminating the Lease, Tenant, at Landlord’s option, shall be liable for and shall pay Landlord on demand all rental and other payments owed to Landlord hereunder, accrued to the date of such repossession, plus all amounts required to be paid by Tenant to Landlord until the date of expiration of the term as stated in Article 1.05, diminished by all amounts received by Landlord through reletting of the Property during such remaining term (but only to the extent of the rent herein reserved). Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Lease term.

D. Upon an event of default, in addition to any sum provided to be paid herein, Tenant also shall be liable for and shall pay to Landlord (i) brokers’ fees incurred by Landlord in connection with reletting the whole or any part of the Property; (ii) the costs of removing and storing Tenant’s or other occupant’s property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Property into as good condition as that in which it was originally delivered to Tenant; and (iv) all reasonable expenses incurred by Landlord in enforcing or defending Landlord’s rights and/or remedies. If either party hereto institutes any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys’ fees and all court costs in connection with such proceeding.

E. In the event Tenant fails to make any payment due hereunder when payment is due, to help defray the additional cost to Landlord for collecting and/or processing such late payments, Tenant shall pay to Landlord on demand a late charge as specified in Article 1.11 herein; and the failure to pay such late charge within ten (10) days after demand therefore shall be an additional event of default hereunder. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

F. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Property by Landlord, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. Tenant and Landlord further agree that forbearance by Landlord to enforce its rights pursuant to the Lease at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default.

G. If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, Tenant’s exclusive remedy shall be an action for damages. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Property and not thereafter. The term “Landlord” shall mean only the owner, for the time being of the Property, and in the event of the transfer by such owner of its interest in the Property, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner’s ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Property or of the building of which the Property are a part; however, in no event, shall any deficiency judgment or any money judgment of any kind be sought or obtained against any Landlord.

H. If Landlord repossesses the Property pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or (ii) remove and store all of the furniture, fixtures and equipment at the Property, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any Landlord thereof or third party having a lien thereon. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

I. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

J. This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant.

9.03         LANDLORD’S LIEN. Landlord agrees to subordinate its security interest, whether statutory or otherwise, upon any goods, inventory, furniture, fixtures, equipment or any other personal property of Tenant (“Tenant’s Property”) situated in or upon the Property, to any lien of Tenant’s lender, and shall sign any document to this effect reasonably requested by Tenant’s lender.

ARTICLE TEN:  CONDEMNATION

Landlord shall notify Tenant if Landlord receives notice of any potential condemnation of the Property or portion thereof. If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten [10] days after the condemning authority takes possession). If neither Landlord nor Tenant terminates this Lease, this Lease, shall remain in effect as to the portion of the Property not taken, except that the rent shall be reduced in proportion to the reduction in floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground Landlord, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant’s trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall promptly repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or promptly make such repair at Landlord’s expense.

ARTICLE ELEVEN: TAXES

Tenant shall pay the party named in Article 1.10 above, as additional rental, the real estate taxes on the Property for any year during the Lease Term. Tenant shall make such payment within twenty (20) days after receipt of a statement showing the amount and computation of such taxes. Tenant shall be responsible for the pro-rata portion of such additional rental for the portion of the first calendar year of the Lease Term beginning on the Commencement Date, payable as specified in this Article 11, and for any fractional part of a year preceding the end of the Lease Term, which prorated sum shall be due and payable upon the termination of this Lease. If the termination of this Lease occurs before the tax rate is fixed for the particular year, the proration shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation, and notwithstanding the termination of this Lease, any difference in the actual real estate taxes for such year shall be adjusted between the parties upon receipt of written evidence of the payment thereof. Tenant agrees to pay all personal property taxes levied against the Property and Tenant during the term hereof by reason of Tenant’s improvements, inventory, equipment and business conducted at the Property. The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the building and grounds within the applicable taxing jurisdiction. Tenant agrees to pay its proportionate share of the reasonable cost of such consultant. At its own cost and expense, Tenant shall have an independent right to protest or appeal the value of the Property pursuant to the Texas Property Code. Landlord will reasonably cooperate with Tenant in such efforts, however Landlord shall have no obligation to provide notice to Tenant of any protest or appeal or any appraisal or reappraisal of the value of the Property, but Landlord or Landlord’s agent will deliver any statement of appraised value to Tenant not later than twenty five (25) days after receipt.

ARTICLE TWELVE: SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

12.01  SUBORDINATION. Subject to Tenant’s receipt of a Subordination Non-Disturbance and Attornment Agreement (“SDNA”) in a form reasonably acceptable to Tenant and its lender. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, and advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded.

However, Tenant’s right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default (beyond any applicable notice and cure periods). If any ground Landlord, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof. Landlord shall use its best efforts to obtain an SNDA (in the form attached as Exhibit “D” attached hereto) from its existing lender within twenty one days of the execution of this Lease, however, the SNDA shall be provided not later than ninety days after execution of this Lease.

12.02  ATTORNMENT. If Landlord’s interest in the Property is acquired by any ground Landlord, beneficiary under a deed of trust, mortgagee or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Property and recognize such transferee or successor as Landlord under this Lease, provided such successor Landlord executes a SNDA in form reasonably satisfactory to Tenant. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord’s interest so long as the transferee performs Landlord’s obligations under this Lease.

12.03  SIGNING OF DOCUMENTS. Upon reasonable written request by the other party, Landlord or Tenant shall sign and deliver any instruments or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so.

12.04  ESTOPPEL CERTIFICATES.

a.             Upon Landlord’s or Tenant’s reasonable written request, Landlord or Tenant shall execute, acknowledge and deliver to the other party a written statement certifying (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last due date of payment of the rent and other charges and the time period covered by such payment; and (iv) that Landlord or Tenant, as the case may be, is not in default under this Lease (or, if Landlord or Tenant is claimed to be in default, stating why). Landlord or Tenant shall deliver such statement to the other party within twenty (20) business days after request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

b.             If Landlord or Tenant does not deliver such statement to the other party within such twenty (20) business days period, Landlord or Tenant, as the case may be, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord or Tenant; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by the Landlord or Tenant; (iii) that not more than one month’s rent or other charges have been paid in advance; and (iv) that Landlord or Tenant is not in default under the Lease. In such event, Landlord or Tenant, as the case may be, shall be estopped from denying the truth of such facts.

ARTICLE THIRTEEN: MISCELLANEOUS

13.01  EXHIBITS.  All exhibits, attachments, annexed instruments and addenda referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copied at full length herein.

13.02  INTERPRETATION. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular shall be held to include the plural, unless the context otherwise requires.  In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors, permitted assigns or others using the Property with Tenant’s expressed or implied permission.

13.03  CAPTIONS.  The captions or headings of paragraphs in the Lease are inserted for convenience only, and shall not be considered in construing the provisions hereof if any question of intent should arise.

13.04  WAIVERS, All waivers must be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a check from Tenant or in a letter accompanying a payment check shall be binding on Landlord.  Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

13.05  SEVERABILITY.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

13.06  JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenants shall be jointly and severally liable for the obligations of Tenant.

13.07  INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are in effect.  All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

13.08  BINDING EFFECT.  The terms, conditions and covenants contained in the Lease, shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord agrees to cause any purchaser, assignee or other transferee acquiring title to the Property to assume in writing all of Landlord’s obligations, duties and covenants under this Lease.  All rights, powers, privileges, immunities and duties of Landlord under this Lease, including but not limited to any notices required or permitted to be delivered by Landlord to Tenant hereunder, may, at Landlord’s option, be exercised or performed by Landlord’s agent or attorney.

13.09  NOTICES.  Any notice, payment or document required or permitted to be delivered hereunder shall be in writing and shall be deemed to be delivered whether actually received or not, (i) two business days after being deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, or (ii) the next business day after being sent by nationally recognized courier service for next business day delivery, addressed to parties hereto at the respective addresses stated herein, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.  Notices to Landlord and Tenant shall be delivered to the addresses specified on the signature page hereof.

13.10  FORCE MAJEURE.  In the event performance by Landlord of any term, condition or covenant in this Lease is delayed or prevented by any Act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood or any other cause not within the control of Landlord, the period of performance of such term, condition or covenant shall be extended for a period equal to the period Landlord is so delayed or hindered.

13,11  ATTORNEYS’ FEES. If on account of any breach or default of any party hereto in its obligations to any other party hereto, it shall become necessary for the non-defaulting party to employ an attorney to enforce or defend any of its rights or remedies hereunder, the defaulting party agrees to pay the non-defaulting party its reasonable attorneys’ fees, whether or not suit is instituted in connection therewith.

13.12  TIME OF ESSENCE. Time is of the essence in this Lease.

13.13  APPLICABLE LAW.  This Lease Agreement shall be construed under the laws of the State of Texas. Venue for any action under this Lease shall be the county in which the Property is located.

13.14  WARRANTIES DISCLAIMED. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or any other kind arising out of this Lease Agreement and that all express or implied warranties in connection therewith are expressly disclaimed.  Notwithstanding this express disclaimer of warranties, Landlord does represent and warrant, that to the best of Landlord’s actual knowledge, the Property has been maintained in compliance with environmental laws, rules and regulations and is free of all hazardous materials as of the date of execution of this Lease Agreement.

ARTICLE FOURTEEN: SPECIAL PROVISIONS

14.01  RENEWAL OPTIONS.  So long as Tenant is not in default hereunder beyond any applicable notice and cure period, and in consideration of Tenant fulfilling all other terms, covenants, conditions, and obligations of this Lease, Tenant shall have the option to renew this Lease for one additional term of thirty six (36) months (“First Renewal Term”) and one additional term of twenty four (24) months (“Second Renewal Term”). Such renewals shall be on the same terms, covenants or conditions as provided for in the original term, except that the Base Rent during the First Renewal Term shall be adjusted by the Consumer Price Index as set forth in Article 14.02.  The Base Rent during the Second Renewal Term of twenty four (24) months shall be at the fair market rental then in effect on equivalent properties, of equivalent size, in equivalent areas with the length of the lease, and the length of the renewal term, and other relevant factors, to be taken into account. The primary method of determining fair market rental during the Second Renewal Term shall be an agreement between Landlord and Tenant. Should Landlord and Tenant fail to agree upon the fair market rental, each may hire a real estate appraiser certified by the State of Texas to determine the fair market rental, and in the event that the appraisals so prepared (a) differ by 10% or less, the fair market rental during the Second Renewal Term shall be deemed to be the average of the two appraisals or (b) differ by more than 10%, then the two appraisers shall appoint a third impartial real estate appraiser certified by the State of Texas, whose valuation shall constitute the final, binding fair market rental of the Property.  Notwithstanding the foregoing sentence, in the event that the fair market rental rate as determined pursuant to the appraisal method set forth herein is unacceptable to the Tenant, Tenant shall have the right to rescind its election to exercise the Second Renewal Term and the Lease shall expire at the end of the First Renewal Term. In no event shall the Base Rent, in the Second Renewal Term be less than the Base Rent in the last month of the First Renewal Term. Notice of Tenant’s intention to exercise the option must be given to Landlord in writing not less than one hundred eighty (180) days prior to the expiration of the original term of this Lease or the expiration of the First Renewal Term, whichever is applicable. In the renewal terms, Tenant shall also pay as additional rent ad valorem taxes, insurance, maintenance assessments, tenant maintenance, and all other charges and assessments that Tenant is responsible for during the Lease Term.  In the event the Property is sublet or assigned, in violation of Article 7 of this Lease, this renewal option will be null and void and of no further effect.

14.02  CONSUMER PRICE INDEX INCREASES TO BASE RENT.  At the beginning of the First Renewal Term (February 1, 2015), if Tenant elects to extend the Lease Term in accordance with Article 14.01, the Base Rent shall be the Base Rent for the last month of the Lease Term, as adjusted by any increase in the index known as the United States Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers, United States City Average, index Base Period (1982-84=100) (“CPI-W”) from February 1, 2013. Then, at the end of each twelve (12) month period of the First Renewal Term , the Base Rent shall again be adjusted as of that date based on the Base Rent for the last month of the immediately preceding twelve (12) month renewal period adjusted by any increases in the CPI-W. In no event shall the Base Rent, in either the first, second or third year of the First Renewal Term be less than the Base Rent in the immediately preceding annual period. If the CPI-W shall be revised or cease to be compiled during the term of the Lease, or in some other way fail to be a reliable index for the purposes of the Lease, the parties shall agree in good faith on some other index serving the same purpose to adjust the Base Rent.

14.03  ACCESS TO PREMISES.  Tenant may access the Property through the South Gate adjacent to the front loading dock in addition to other access points.  Upon Lease Termination, Tenant shall, at Landlord’s option, remove any gates installed by Tenant and repair the fence to its original condition.

14.04 CONSTRUCTION AND ACCEPTANCE OF PROPERTY. Tenant, at Tenant’s sole cost and expense, will perform the following construction:

The interior renovation project consists of 4,975 square feet of usable office space.  The usable office space will consist of (10) ten enclosed offices, two gang office area’s for work cubicles, a conference room, copy/work area, a second work area, break room, Data closet, and men’s and women’s toilet facilities. Also included in the project is the demolition of all construction related to the existing usable office space and the erection of a new rated demising wall.

The construction on the Property shall be in accordance with the provisions of Exhibit “B” attached hereto. By occupying the Property, Tenant shall be deemed to have accepted the same and to have acknowledged that the Property fully complies with Landlord’s covenants and obligations hereunder, except as may be otherwise expressly provided in Exhibit “B”. The Property is leased to Tenant in an “AS IS” “WHERE IS” condition and without warranty of any kind, except as may be herein otherwise expressly provided.

14.05  PATRIOT ACT. Tenant (which for this purpose includes without limitation, its partners, members, principal stockholders and any other constituent entities) represents and warrants (i) that it has not been designated as a “Specially Designated National and Blocked Person” on the most current list published by the United States Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or at any replacement website or other replacement official publication of such list or for or on behalf of any person, group, entity, or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; (ii) that it is not engaged in this Lease directly or indirectly for or on behalf of, or facilitating this Lease directly or indirectly on behalf of, any such person, group, entity, or nation; (iii) that it is currently in compliance with and will at all times during the term of this Lease (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Assets Control of the United States Treasury Department and any statute, executive order (including without limitation the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Person Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto; and (iv) that it has not used and will not use funds from illegal activities for any payment made under the Lease. Tenant agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representation and warranty.

14.06 SUPERSEDING AGREEMENT.  This Lease Agreement supersedes in all respects the Lease Agreement between the same parties dated November 16, 2007 with an expiration date of May 31, 2008.

[signatures on next page]

EXECUTED as of the date stated in Article 1.01 above.

LANDLORD:		TENANT:
INVESTMENT PROPERTIES, LTD.		ISI SECURITY GROUP, INC.
BY: PROPER INVESTMENTS, LLC		f/k/a ISI DETENTION CONTRACTING GROUP, INC.
GENERAL PARTNER

By:	/s/ Brian Weiner	By:	/s/ Samuel C. Youngblood
	Brian Weiner, President		Samuel C. Youngblood, CEO

ADDRESS:	P.O. Box 7608	ADDRESS:	12903 Delivery Drive
	San Antonio, Texas 78207		San Antonio, Texas 78247
	Telephone: 210-226-6820		Telephone: 210.495.5245
	Facsimile: 210-226-5716		Facsimile: 210.798.2984

EXHIBIT “A”

LEGAL DESCRIPTION

Lots 8 & 9, Block 4, NCB 17578, Wetmore Business Park, Unit 3, City of San Antonio, Bexar County, Texas

EXHIBIT “B”

CONSTRUCTION AND IMPROVEMENTS

This Exhibit “B” is attached to the annexed Commercial-Industrial Lease Agreement (the “Lease”) by and between the Landlord and the Tenant named below.

ARTICLE I

PARTIES

Section 1.01 Landlord: Investment Properties, Ltd., a Texas limited partnership

Section 1.02 Tenant: ISI Security Group f/k/a 1SI Detention Contracting Group, Inc., a Delaware corporation

ARTICLE II

LANDLORD’S WORK

Section 2.01 With the exception of the work that Landlord has agreed to do as described in Section 2.02, it is expressly stipulated and agreed that Landlord shall not be obligated or required to perform any work in, on or at the Property. Tenant acknowledges that it has, prior to the execution hereof, inspected the Property and that Tenant has accepted the Property in its “AS IS, WHERE IS” condition, it being agreed that Landlord shall have no liability or responsibility for defects in the Property, except as may be otherwise expressly provided in this Lease.

Section 2.02 Landlord, at its sole cost and expense, shall complete the following work at the property: NONE

Section 2.03 General Provisions. Landlord shall have the right to locate utility lines, air ducts, flues, refrigerant lines, drains, sprinkler mains and valves, and such other facilities (including access panels for same) within the Property as deemed necessary by engineering, design and/or code requirements. Landlord shall also have the right to locate mechanical and other equipment on the roof over the Property.

ARTICLE III

TENANT’S PLANS FOR THE PROPERTY

Section 3.01 Submission of Plans. Tenant shall prepare and submit to Landlord, at Tenant’s sole cost and expense, three (3) sets of plans and specifications and working drawings for the work to be performed to finish the Property in accordance with Tenant’s requirements set forth in Articles IV and V of this Exhibit “B” (the “Tenant’s Plans”). Tenant’s Plans shall be subject to Landlord’s approval in writing prior to commencement of any construction by Tenant in or on the Property. Tenant’s Plans shall be prepared in strict accordance with the provisions contained in this Exhibit and shall indicate in detail the design character and finishing of the premises. Within ten (10) days after receipt of Tenant’s Plans, Landlord shall notify Tenant of any matters to which Landlord objects. Within ten (10) days after receipt of any such notice, Tenant shall cause Tenant’s Plans to be revised to the extent necessary to obtain Landlord’s approval and to be re-submitted for Landlord’s approval. The above process of submission of Tenant’s Plans to Landlord shall be repeated until all of Landlord’s objections have been satisfied. Tenant shall be responsible for obtaining any and all permits, licenses and other governmental approvals and consents necessary or required with respect to Tenant’s Plans. Tenant shall furnish appropriate copies of Tenant’s Plans to any and all governmental agencies and authorities having jurisdiction simultaneously with the submission of Tenant’s Plans to Landlord. In no event will Tenant’s Plans be approved or deemed approved by Landlord unless and until the same have been approved by all such governmental agencies and authorities.

Section 3.02 Approval of Plans. When Landlord has approved Tenant’s Plans, the same shall become a part hereof and shall be incorporated herein by this reference for all purposes. After Tenant’s Plans have been approved by Landlord, no changes, substitutions or eliminations therein shall be made without the prior written approval of Landlord, and Tenant shall pay any and all additional costs and expenses (including, but not limited to, architectural fees and construction costs) which may be incurred by Landlord in connection with or as a result of any such changes, substitutions or eliminations.

Section 3.03 Tenant’s Failure to Submit or Resubmit Plans. Notwithstanding any other provision contained in the Lease or this Exhibit, in the event Tenant shall fail or refuse for any reason to submit or resubmit Tenant’s Plans as necessary to obtain Landlord’s approval thereof within sixty (60) days after the Date of the Lease, Landlord shall have the continuing right and option, in addition to and without limiting or impairing any other rights available to Landlord under the Lease, to cancel and terminate the Lease by written notice to Tenant, whereupon this Lease shall be and become null and void and of no further force or effect and neither party shall have any further rights or obligations whatsoever hereunder. It is further expressly understood and agreed that, in the event the Lease is cancelled and terminated in accordance with the provisions of this paragraph, Landlord shall be entitled to keep and retain as agreed liquidated damages on account of such default any and all sums theretofore paid by Tenant to Landlord under the Lease.

ARTICLE IV

TENANT’S WORK

Section 4.01 Work by Tenant in Property. Tenant, at its sole cost and expense, shall perform all work required to complete the Property strictly in accordance with the approved Tenant’s Plans (“Tenant’s Work”) to a finished condition ready for the conduct of business. Tenant’s Work shall conform to procedures, schedules and criteria as set forth herein. Without limiting any other requirements relating to Tenant’s Work hereunder, Tenant shall be required to provide all additional steel framing necessary or required for bracing Tenant’s mechanical equipment and all necessary engineering design associated therewith.

Section 4.02 Requirements for Tenant’s Contractor. All contractors and sub-contractors engaged in the performance of Tenant’s Work must be licensed and bondable. Any damage to any work caused by Tenant or Tenant’s Contractor shall be at the sole cost and expense of Tenant. Tenant shall submit to Landlord at least ten (10) days prior to the commencement of construction, the following information:

(a) The name and address of Tenant’s Contractor, and the names of the plumbing, mechanical, fire sprinkler and electrical subcontractors (if any) to be engaged in the construction of the Property.

(b) The actual commencement date of construction and estimated date of completion of the work.

(c) Evidence of insurance called for in this Exhibit B.

(d) Copy of all contracts and subcontracts relating to the performance of Tenant’s Work.

(e) A bond issued by a bonding company approved by Landlord assuring the performance of Tenant’s Contractor and the payment of all obligations arising under such contract.

Section 4.03 Performance of Tenant’s Work. All Tenant’s Work shall be governed by and subject to the following:

(a) Construction shall comply in all respects with applicable federal, state, city and county statutes, ordinances, regulations, laws and codes, including, without limitation, all requirements of the Americans With Disabilities Act and the Texas Architectural Barriers Act.

(b) All required building and other permits in connection with the construction and completion of Tenant’s Work shall be obtained and paid for by Tenant.

(c) Tenant’s Work shall be subject to the general inspection and approval of Landlord.

(d) All roof openings shall be approved by Landlord. No equipment shall be installed on the roof without the prior written approval of Landlord.

(e) Tenant shall keep the Property free and clear of all liens and claims of liens in connection with Tenant’s Work.

Section 4.05 Temporary Facilities During Construction. Tenant’s Contractor shall provide and pay for all temporary power, water, other utility facilities, and the collection of debris, as necessary and required in connection with the construction of the Property. Storage of Tenant’s Contractors’ construction materials, tools, equipment and debris shall be confined within the Property. Tenant’s Contractor shall not run pipes or conduits over or through other portions of the Property, except as may be directed and approved by Landlord.

Section 4.06 Upon completion of construction of all Tenant’s Work in the Property, Tenant shall deliver to Landlord one (1) set of record plans and one (1) set of sepias (not to exceed 30” X 42”) and one (1) set of specifications and a copy of all required certificates of occupancy for the Property.

Section 4.07 Cleanup and Discipline:

(a) Tenant shall be responsible for the preservation of good order and discipline among the employees of Tenant and Tenant’s Contractor.

(b) Tenant shall maintain the Property in a clean and orderly condition during construction and merchandising. Tenant shall promptly remove all unused construction materials, equipment, shipping containers, packaging, debris and flammable waste from the site. Tenant shall keep all construction materials, equipment, fixtures and merchandise shipping containers within the Property. All trash storage within the premises shall be confined to covered metal containers.

Section 4.08 Insurance. Tenant shall provide or shall cause its contractors and sub-contractors to provide insurance in responsible companies licensed to do business in Texas in favor of Landlord and Tenant, as their respective interests may appear, as follows:

(a) Liability insurance as required by the Lease.

(b) Builder’s Risk Completed Value fire and extended coverage insurance for the estimated cost of Tenant’s Work.

(c) Worker’s Compensation insurance covering all persons employed in connection with Tenant’s Work and with respect to whom death or bodily injury claims could be asserted against Landlord or the Property.

Section 4.09 Indemnity. Tenant shall and does hereby agree to indemnify and hold Landlord, its agents and employees, harmless from and against any and all claims, demands, suits and causes of action for injury to person or death and for damage to property, including property of Landlord, arising out of or in any way connected with the construction and installation by Tenant of improvement required hereunder.

Section 4.10 Allowance. Upon completion of Tenant’s Work in the Property, Tenant shall furnish Landlord:

(a) A Certificate of Occupancy issued by the municipality in which the Property is located or other evidence satisfactory to Landlord that the improvements have been approved by such municipality;

(b) An Affidavit and Lien Waiver in form satisfactory to Landlord executed by Tenant’s Contractor stating that Tenant’s Work has been completed in accordance with the provisions hereof and that all subcontractors, laborers and material suppliers engaged in or supplying materials for such work have been paid in full;

(c) Lien Waivers in form satisfactory to Landlord executed by all subcontractors and materialmen who shall have furnished labor and/or materials for the work in excess of $10,000.00;

(d) Certificates of insurance for all policies of insurance required to be provided by Tenant.

As consideration for Tenant’s Work, Landlord agrees to (1) maintain the Base Rent at $5,400.00 for the first three months of the Lease Term and (2) make a one time payment of $150,000.00 (“Tenant Construction Allowance”) to Tenant upon completion of the items enumerated in this Section 4.10 (a) through (d). In the event the Landlord fails to pay to Tenant the Tenant Construction Allowance within five (5) business days of the satisfaction by Tenant of the conditions set forth in 4. l0(a)-(d) above, (i) the Tenant Construction Allowance will accrue interest at the rate per annum equal to the lesser of (A) the highest lawful rate and (B) 10% and (ii) Tenant may deduct such unpaid amounts (plus interest thereon) from rent and other sums due under the Lease without further notice to Landlord.

EXHIBIT “C”

Declaration of Covenants for Office, Commercial, Warehouse, and Industrial Section of Wetmore Business Park, San Antonio, Texas

DECLARATION OF PROTECTIVE COVENANTS FOR
OFFICE, COMMERCIAL, WAREHOUSE AND INDUSTRIAL SECTION OF
WETMORE BUSINESS PARK
SAN ANTONIO, TEXAS

THIS DECLARATION made this 1st day of January, 1985 by Quincy Lee Industrial Joint Venture No. 5, herein called “Developer”.

W I T N E S S E T H:

WHEREAS, Developer is the owner of all the following described real property to-wit:

64.154 acre (2,794,542,417 square feet) tract of land formerly described as 64,137 tract recorded in Volume 2356, Page 184, Official Public Records of Real Property, Bexar County, Texas and out of a 65 acre tract recorded in Volume 1233, Page 639, Deed Records, Bexar County, Texas, and being out of the Louis Kneipp Survey No. 11, Abstract 391, County Block 5014, Bexar County, Texas and being partially located in New City Block 15678, City of San Antonio, Bexar County, Texas.

WHEREAS, such property has been designated as Wetmore Business Park by Developer with the intent to develop the above described property as a planned, mixed use business development in the City of San Antonio, Bexar County, Texas, and

WHEREAS, Developer desires to provide for the systematic, orderly development and use of the land in Wetmore Business Park and to provide systematic and timely construction criteria, taking into consideration the aesthetics of a properly planned development; and

WHEREAS, Developer intends for the development and the construction of buildings in Wetmore Business Park to proceed according to a general plan which provides for the mutual benefit of all subsequent Owners of the property located in Wetmore Business Park.

NOW THEREFORE, Developer declares, publishes and encumbers the above described real property which shall be held, transferred, sold, conveyed, occupied and used subject to the covenants, requirements, conditions and continuing rights held by Developer as hereinafter set forth.

I.

DEFINITIONS

A.            “Wetmore Business Park” (WBP) shall mean the real estate and business development above described herein sometimes referred to as “the business park”.

B.            “Developer” shall mean Quincy Lee Industrial Joint Venture No. 5.

C.            “Improvements” shall mean and include, but not be limited to, buildings, outbuildings, roads, driveways, parking areas, fences, screening walls, retaining walls, loading areas and facilities, signs, utilities, lawns, hedges, mass plantings, landscaping, water lines, sewers, electrical and gas distributions facilities and all metering equipment.

D.            “Association” shall mean and refer to Wetmore Business Park Association, Inc., a Texas nonprofit corporation, its successors and assigns.

E.             “Owner” or “Property Owner” shall mean and refer to each record owner other than the Association, whether one or more persons or entities, of a fee simple title to any part of the properties, including contract sellers, but excluding those having such interest merely as security for the performance of an obligation.

F.             “Properties” shall mean and refer to that certain real property described above, being one tract comprising 64.154 acres.

G.            “Common Area” shall mean all real property owned by the Association for the common use and enjoyment of the Owners or property owned by the City or by individual Owners which the Association is responsible for maintaining.  The common areas the Association shall maintain are as follows:

1.             The entranceway and directional signs and signs advertising the subdivision as a whole.

2.             Medians owned by the City of San Antonio.

3.             Any areas within or abutting the property dedicated to the City of San Antonio for street or easement purposes, (including areas within medians, parks, or drainage easements).

4.             Any landscaped area within the view of a dedicated street.

5.             Such additional portion of the Properties as Developer may from time-to-time designate as Common Area.

H.            “Lot” shall mean and refer to any plot of land shown upon the recorded subdivision map or plat of the properties with the exception of the common area.

I.              “Declarant” shall mean and refer to Quincy Lee Industrial Joint Venture No. 5.

J.             “Architectural Committee” shall mean the three member Architectural Control Committee constituted as set forth in Article VII hereof.

K             “CPI” shall mean the “Consumer Price Index for All Urban Consumers” specified for “U.S. City Average - All Items” by the U.S. Bureau of Labor Statistics, or in the event of discontinance then by any other nationally recognized publisher of similar statistical information, with a base index of 1967=100.

II.

MEMBERSHIP AND VOTING RIGHTS

A.            Every Owner shall be a member of the Association. Membership shall be appurtenant to and may not be separated from ownership of any Lot which is subject to assessment.

B.            The Association shall have one (1) class of voting membership. The members shall be entitled to one (1) vote for each full acre comprising a Lot or Lots or one vote if the Lot comprises less than one acre. When more than one person holds an interest in any acre, votes for such Lot shall be exercised as they among themselves determine, but in no event shall there be more than one (1) vote per acre, except in respect to Lots comprising less than one (1) acre.

III.

USE OF PREMISES

The following provisions shall govern the use of building.

A.            Permitted Uses:  Office, commercial, warehouse, industrial, retail or combination thereof.

B.            Non-Permitted Uses:  Any use or occupancy which:

1.             Is noxious or offensive to Owners of 10% or more of Wetmore Business park by reason of the emission or discharge of noise, vibration, smoke, glare, heat, radiation, fumes or wastes, odorous or particulate matter.

2.             Storage, handling or use explosive material.

3.             Commercial landfill, dump, junkyard or other similar operation.

4.             Raising, maintenance, housing or treatment of livestock or other animals, except as conducted entirely inside a laboratory and for scientific purposes.

5.             Commercial storage, sales or repair (except new automobile agency or dealer) of motor vehicles, mobile homes, trailers, portable buildings or other temporary buildings.

6.             Outdoor storage or display of equipment, material or merchandise except where not visible from any public street.

7.             Commercial amusement, entertainment or recreational facilities such as nightclubs, taverns, massage parlors, kiddie parks, dance halls, outdoor theatres, and race tracks, except as such use is wholly contained within a bona fide restaurant or as is otherwise considered an amenity by the business park clientele, such as a health club, tennis club or racquetball club.

8.             Institutional establishments which by nature of operation or character are incompatible with the business park environment, including specifically: nursing homes, churches, mortuaries, funeral homes, and cemeteries.

9.             Temporary buildings, trailers and mobile homes in the open, except as a construction office for a project being constructed within the business park and only for the period of such construction.

IV.

CONSTRUCTION AND DEVELOPMENT STANDARDS

A.            Structural:

1.             Exterior Walls:  Shall be 100% brick face, face tile, painted concrete, exposed architectural sand blasted concrete, glass, metal or combination thereof of a design and color approved by the Architectural Committee. No corrugated metal may be used. No concrete block or tile construction may be used unless the wall is completely covered with stucco or a similar material.

2.             Roof Structure:  All objects mounted on the roof of any building such as air-conditioning units, exhaust fans,

chillers, etc. must be screened from view from any street or adjoining building.

3.             Lighting:  All parking lots and buildings shall be lighted from sun-down to sun-up to provide for night-time security. Lighting plans shall be approved by the Architectural Committee.

4.             Signs:

a.             Permitted signs are those which;

1.             Identify the business park and give directions.

2.             Identify a building or a particular business.

b.             Non-Permitted signs are:

1.             Portable signs of any kind.

2.             Pole signs, pylon signs or signs protruding above the building roof Line or building parapet.

3.             Neon signs, blinking, rotating or animated signs.

4.             Promotional signs except for not more than one sign of not more than thirty-two (32) square feet in area used to advertise a property for sale or lease. This sign must be removed as soon as the property is sold or leased.

c.             Approval:

1.             All signs must be architecturally coordinated with the development to which they apply and be architecturally compatible with other business park sign. All sign plans must conform to any sign criteria promulgated by the Architectural Committee and must be approved in writing by the Architectural Committee.

5.             Outdoor Storage and Screening:

a.             Masonry screen walls (same as exterior walls) a minimum of 8’ in height but not less than 1’ taller than the item being screened shall be provided to visually screen from all parking areas and streets and shall be within an area approved by the Architectural Committee:

1.             Refuse containers, utility meters and transformers;

2.             Outdoor storage of any kind other than normal parking.

b.             A chain link fence with continuous screening of a design and material approved by the Architectural Committee or dense landscaping may be substituted for 5.a. above.

6.             Fences:  No fence may be built within view of any public street unless the fence conforms to 5.a. or 5.b. above.  Any gates opening onto Metro Parkway must be solid metal and painted.  No fence or wall may be erected within 40’ of the right of way line of any public street.

7.             Parking and Truck Loading Areas:

a.             Parking lots shall be paved with concrete, asphalt or other permanent material.

b.             All parking lots built within 100’ of Metro Parkway or 200’ of Wetmore Road must be overlayed with asphalt or tinted coated or colored to simulate the dark gray appearance of asphalt.

c.             All parking areas shall conform to the City Code of San Antonio, Texas.

d.             No inventory vehicles, equipment or other property nay be maintained, stored, or placed outdoors without the express written consent of the Architectural Committee except for vehicles and one television satellite dish antenna, which shall be kept within the truck loading area to the rear of improvements.

e.             With respect to buildings located on Lots which adjoin Metro Parkway, no truck doors or dock doors shall face Metro Parkway unless they are completely and esthetically screened by wing walls and/or Landscaping as described in 5.a above.

f.              No on-street parking shall be permitted.

B.            Landscaping:

1.             The street right of way line is 12’ outside of the curb line of Metro Parkway.  From the 12’ right of way line of Metro Parkway, the setbacks shall be:

a.             Parking: 13’ to form a 25’ parkway, inclusive of right-of-way;

b.             Buildings, fences, walls, or screenwalls: 28’ to set all buildings a minimum of 40’ off the curb line.

2.             Parking areas must be set back 10’ from the curb line on other public streets in the business park.

3.             All set back areas not used for parking or approaches and all areas of an improved Lot not covered with parking or buildings shall be effectively landscaped.

4.             Landscaping shall consist of a combination of berms, grass, trees, shrubs, flowers and ground cover and an adequate underground sprinkler system to be installed prior to the building shell being 95% complete.  Each Owner shall be responsible for watering and maintaining vegetation on his Lot.

5.             All landscape maintenance for common areas, including but not limited to watering, fertilizing, pruning, trimming, mowing of grass, plant replacement, spraying with herbicides and pesticides, weed removal, supervision of crews, parking Lot sweeping, trash removal, and street cleaning shall be provided by the Association with actual cost passed on to the land owner.  This cost shall be prorated among all landowners on the basis outlined in Section VIII. D.  Any watering or maintenance of vegetation or landscaping by the

Association within a Lot as a result of the Lot Owner’s failure so to do shall be billed to the Lot Owner as a special assessment against the Lot.

6.             All non-developed areas shall be bladed smooth, sown in Bermuda grass and mowed regularly to maintain a neat appearance.  The Association will be responsible for mowing and cleaning the undeveloped areas. The cost of this service will be charged to individual Owners on a quarterly basis.

7.             All landscape plans shall be reviewed and approved by the Architectural Committee prior to installation.

8.             Should any Owner neglect, damage, or in any way destroy, or allow to be destroyed any vegetation or landscaping upon his Lot, he shall be solely responsible for the repair or replacement thereof, and, in absence of timely repair or replacement thereof by the Owner, the Association may perform such repair or replacement on behalf of and at the expense of the Owner.

V.

MAINTENANCE

A.            Construction Sites:  Each Property Owner shall maintain construction sites in a clean condition, removing accumulation of scrap and rubbish regularly and storing construction materials and equipment in a neat, orderly manner.  On site burning or disposal of trash shall be prohibited except in areas designated as such by the Association, and in absence of designation, shall be prohibited.

B.            Developed Property:

1.             Outdoor storage of trash, materials, equipment, and vehicles must be screened as outlined in Article IV.5. All trash must be removed on a regular basis, and in no event less frequently than once weekly.

VI.

ENFORCEMENT

A.            Enforcement of Articles I and II: The Association and each Owner shall have the right to enforce all restrictions and covenants imposed by this declaration.  Failure to enforce any covenant or restriction shall not be deemed a waiver of the right. The reservation of this kind of enforcement shall not create an obligation of any kind to enforce same. Any court action brought to enforce any obligation or restriction hereunder shall, if successful, entitle the party initiating such action to the award of costs and attorney’s fees.

B.            Enforcement of Article III:  If, in the opinion of the Architectural Committee or the Owners of 10% of more of the business park, any Owner has failed to maintain its property, as specified in Article III, the Association may proceed as follows:

1.             Give the Owner written notice of such failure and the Owner must within thirty (30) days perform the care and maintenance required.

2.             Should the Owner fail to fulfill this duty within thirty (30) days, then the Association shall have the right to perform such care and maintenance without any liability for damages or wrongful entry or trespassing.

3.             The defaulting Owner or occupants (including lessees) or any part of the properties in which such work is performed shall jointly and severally be liable for the cost of such work and shall promptly reimburse the Association for such cost.

4.             Should the Owner or occupant fail to reimburse the Association within thirty (30) days after receipt of its statement, then the debt shall be a debt of all persons, jointly and severally, and shall constitute a lien against that portion of the Lot on which the work was performed.

5.             The liens created shall be subordinate and inferior to any and all mortgages and Deed of Trust filed of record prior to filing of lien affidavit by the Association or suit to foreclose lien.

6.             If any Owner requires an estoppel certificate indicating that no debt exists under the above provision and no debt does exist, then the Association shall promptly execute such certificate.

7.             Failure to pay on time will result in the overdue amount bearing interest at the highest legal rate compounded quarterly.

C.            Variances:

The Association shall have the sole authority to grant variances to the covenants set forth in Articles I - IV of this instrument, Variances shall be granted only upon approval of Owners of more than thirty-five (35) acres of property located within the park.

VII.

ARCHITECTURAL CONTROL

A.            Architectural Control:  No building, fence, sign, or other structure or landscaping shall be erected, placed or altered on any Lot until the complete plans and specifications including site plan shall have been approved in writing by a majority of a three member Architectural Control Committee designated by the Association. In the event the committee fails to disapprove any plans within ten (10) working days after submission, such plans shall be deemed approved. However, such non-action shall not constitute the approval of any request for variance or of any plans which violate any provisions hereof. All decisions of the committee shall be final and binding and there shall be no legal action taken against the committee or its members except by procedure for injunctive relief when such action is patently arbitrary and capricious. Members of the committee shall not be liable to any persons subject to or possessing or claiming the benefits of these covenants for any damage or loss arising out of their acts hereunder.

It is understood and agreed that the remedy of any aggrieved party shall be restricted to injunctive relief. In any event, approval of the Architectural Committee shall not be unreasonably withheld.

B.            The initial membership of the Architectural Control Committee shall consist of Mark Schwarz, Michael Hampton and Wm. Eugene Powell, Upon the death or resignation of any member, the remaining members shall appoint a successor. The Association shall have the right to fill vacancies when the committee members have failed to do so for more than fifteen (15) days following creation of a vacancy.

VIII.

COVENANT FOR MAINTENANCE ASSESSMENTS

A.            Creation of the Lien and Personal Obligation of Assessments:

The Declarants for each Lot owned within the Properties, hereby covenant and each Owner of any Lot by acceptance of a deed therefor, whether or not it shall be so expressed in such deed, is deemed to covenant and agree to pay the Association:

1.             annual assessments or charges, and

2.             special assessments for capital improvements, such assessments to be established and collected as herein- after provided.

The annual and special assessments (including any expense incurred by the Association to discharge the responsibilities of a Lot Owner hereunder), together with interests, costs and reasonable attorney’s fees, shall be a charge on the land and shall be a continuing lien upon the property against which each such assessment is made, Each such assessment, together with interests, costs and reasonable attorney’s fees, shall also be the personal obligation of the person who was the Owner of such property at the time when assessment fell due. The personal obligation for delinquent assessments shall not pass to his successors in title unless expressly assumed by them.

B.            Purpose of Annual Assessments: The annual assessments levied by the Association shall be used exclusively for common area, maintenance, security, repair, taxes, utilities, and minor improvements made thereto, including the reasonable costs of supervising, making and collecting such assessments.  Security services as may be deemed desirable by a majority of the Association members may be contracted for by the Association, but shall not be required to be provided by the Association and in no event shall the Association be liable to Owners for security or for any negligence or misfeasance of any security service contracted for or provided.

C.            Special Assessments for Capital Improvements:  In addition to the annual assessments authorized above, the Association may levy, in any assessment year, a special assessment applicable to that year only for the purpose of defraying, in whole or in part, the cost of any construction, reconstruction, repair or replacement of a capital improvement upon the common area, including fixtures and personal property related thereto, provided that any such assessment shall have the written consent of the Owners of the Lots, comprising two-thirds (2/3rds) or more of the acres situated in all the Lots.

D.            Uniform Rate of Assessments:  Each Lot, whether developed or not, shall be assessed that portion of the aforesaid annual or special assessments bearing the same ratio to the total thereof as the number of square feet comprising said Lot shall bear to the total number of square feet comprising all Lots.

E.             Date of Commencement of Annual Assessments - Due Dates:  The Annual assessments provided for herein shall commence October 1, 1985. The initial annual assessment shall be computed at a rate of $0.05 per square foot per Lot, prorated for the period October 1, 1985 through December 31, 1985. Thereafter, annual assessments shall be at such rate as the Association may fix, shall be determined on a calendar year basis, and may be billed monthly, quarterly, or annually in advance by the Association. The Board of Directors of the Association shall, without vote of the membership, have the power to increase the annual assessment by the greater of: (a) five percent (5%) over the prior year’s assessment; or (b) the percentage increase in CPI during the last full twelve month period preceding the setting of assessment for which such statistic is available. Membership approval of sixty percent (60%) or more in interest shall be required to increase the annual assessment except as herein specifically authorized by the Board of Directors.

The annual assessment rate set forth above shall apply to all Lots which have been sold or leased by Declarant or which have been improved by a structure and opened for business or whichever event first occurs. All “unoccupied Lots,” defined herein to be all Lots owned by Declarant, which have not been leased to another or improved by a structure and opened for business shall be assessed at a rate of one-third (1/3rd) the annual assessment rate provided for above.

F.             Effect of Nonpayment of Assessments – Remedies of the Association:  Any assessment or expense incurred by the Association to discharge an obligation of an Owner not paid within thirty (30) days after the due date shall bear interest from the due date at the rate of eighteen percent (18%) per annum. The Association may bring an action at law against the Owner personally obligated to pay the same, or foreclose the lien against the property. Each such Owner, by his acceptance of a deed to a Lot, hereby expressly vests in the Association, or its agents the right and power to bring all actions against such Owner personally or the collection of such charges as a debt and to enforce the aforesaid lien by all methods available for the enforcement of such liens, including judicial foreclosure by an action brought in the name of the Association in a like manner as a mortgage or deed of trust lien on real property, and such Owner hereby expressly grants to the Association a power of sale in connection with said lien.  The lien provided for in this section shall be in favor of the Association and shall be for the benefit of all other Lot Owners. No Owner may waive or otherwise escape liability for the assessments provided for herein by non-use of the common area or abandonment of his Lot.

C.            Subordination of the Lien to Mortgages:  The lien of any assessments provided for herein shall be subordinate to the lien of any first mortgage.  Sale or transfer of any Lot shall not affect the assessment lien. However, the sale or transfer of any Lot pursuant to mortgage foreclosure or any proceeding in lieu thereof, shall extinguish the lien of such assessments as to payments which became due prior to such sale or transfer. NO sale or transfer shall relieve such Lot from liability or any assessment thereafter becoming due or from the lien thereof.

H.            Exempt Property:  All properties dedicated to, and accepted by, a local public authority and all properties owned by a charitable or nonprofit organization exempt from taxation by the laws of the State of Texas may, at the discretion of the Board of Directors of the Association, be exempt from the assessments created herein except in respect to any land used for business or proprietary functions. No land or improvements devoted to a business use shall be exempt from said assessments.

IX.

GENERAL PROVISIONS

A.            Severability:  Invalidation of any one of these covenants or restrictions by judgment or court order shall in no wise affect any other provisions which shall remain in full force and effect.

B.            Term: The foregoing covenants are made and adopted to run with the land, and shall be binding upon the undersigned and all parties and persons claiming through and under it until 2235, at which time said covenants will be automatically extended for successive periods of ten (10) years, unless an instrument signed by a majority interest of the than record Owners of the Lots in the subdivision has been recorded agreeing to change in said covenants in whole or in part.

C.            The Association and its duly assigned committees, including the Architectural Committee and the Developer shall perform such duties so assigned to the Association or Developer elsewhere in these protective covenants. Neither the Association nor the Developer shall be liable in damages or otherwise to anyone submitting plans or specifications for approval or to any Property Owner by reasons of mistake or judgment, negligence or non-feasance in the performance or non-performance of any duties assigned in these covenants.

EXECUTED effective this 1st day of January, 1985.

QUINCY LEE INDUSTRIAL JOINT
VENTURE NO. 5

By:	/s/ Wm. Eugene Powell
Eugene Powell
Its: Managing Joint Venturer

(Acknowledgement)

STATE OF TEXAS	$
COUNTY OF BEXAR	$

This instrument was acknowledged before me on the 30th day of May, 1985, by Eugene Powell, Managing Joint Venturer of Quincy Lee Industrial Joint Venture No. 5, a Texas Joint Venture, on behalf of said joint venture.

/s/ Lametta D. Knight
[SEAL]	Notary Public, State of Texas

/s/ Lametta D. Knight
Printed Name of Notary

	My Commission Expires:	1-04-89

AFTER RECORDING RETURN TO:

James R. Cliffe

800 Milam Building

San Antonio, Texas 7820

[ILLEGIBLE]

JUN 11 1985

[SEAL]	[ILLEGIBLE]
[ILLEGIBLE]

DECLARATION RELATING TO A PARTY WALL

AND EASEMENT FOR ENCROACHMENTS

STATE OF TEXAS	$

COUNTY OF BEXAR	$

WHEREAS, Elmwood Properties, a Texas general partnership (“Declarant”) is the owner of Lots 4 and 5, Block 3, N.C.B. 17577, San Antonio, Bexar County, Texas (the “lots”) upon which the Declarant has constructed a warehouse/office building which has a wall situated along and upon the common boundary of the lots (the “party wall”); and

WHEREAS, the footings and foundation of the party wall encroach upon the common boundary of each of the lots; and

WHEREAS, title to the lots along and upon which the party wall is constructed is to become vested in separate owners, consequently it is necessary that appropriate provision be made for the party wall to be shared by the owner of each lot, and for encroachments which result from the construction of the party wall;

NOW, THEREFORE, in consideration of the premises and the covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Declarant hereby declares that:

(a)  The well situated along and upon the common boundary of the lots constitutes a party wall and to the extent not inconsistent with this declaration, the general rules of law regarding party walls and liability for property damage due to negligence or willful acts or omissions shall apply thereto;

(b)  The cost of reasonable repairs and maintenance of the party wall shall be shared equally by the owner of each lot upon which the party wall is situated;

(c)  If the party wall is destroyed or damaged by fire or other casualty, the owner of either lot may restore the party wall, to substantially the condition the party wall was immediately prior to its destruction or damage by fire or casualty, and the owner of the other lot shall contribute to and share equally in the cost of restoration thereof without prejudice, however, to the right of any such owner to call for a larger contribution from the other lot owner under any rule of law regarding liability for negligence or willful acts or omissions;

(d)  Notwithstanding any of the provisions of this declaration, the owner of a lot who by such owner’s negligence or willful act causes the party wall to be exposed to the elements shall bear the whole cost of furnishing the necessary protection against such elements;

(e)  The right of either lot owner to contribution from the other lot owner under this declaration shall be appurtenant to the land and shall pass to such owner’s successor in title; and

(f)  In the event any footings or foundation of the party wall should encroach upon the abutting lot, the owner of each lot upon which such party wall is constructed, shall possess and easement to continue such encroachment for so long as the encroachment and the party wall are in existence.

This declaration including without limitation all covenants provided for herein shall constitute covenants running with the land.

EXECUTED this 3rd day of December, 1985.

ELMWOOD PROPERTIES

By:	/s/ [ILLEGIBLE]
Its Managing Partner
Declarant

2

The undersigned lienholder hereby Joins in the execution of this declaration for the purpose of subordinating all of the liens    filed by it to such declaration.

THE FROST NATIONAL BANK
OF SAN ANTONIO

By:	/s/ Bernard Gonzales
Execu. Vice President
Bernard Gonzales

ATTEST:

Administrative Officer
Betsy Glicser

STATE OF TEXAS	$

COUNTY OF BEXAR	$

This instrument was acknowledged before me on the 3rd day of December, 1985, by Michael S. Hampton, an Managing Partner of Elmwood Properties, a Texas partnership, on behalf of said partnership.

[SEAL]

/s/ [ILLEGIBLE]
Notary Public State of Texas
[ILLEGIBLE]
My Commission Expires: 7-1-89

STATE OF TEXAS	$

COUNTY OF BEXAR	$

This instrument was acknowledged before me on the 3rd day of December, 1985, by BERNARD GONZALES, an Exe. Vice President of The Frost National Bank of San Antonio, a national banking association, on behalf of said association.

/s/ Shunda Steveson
Notary Public, State of Texas
Shunda Steveson
My Commission Explores: 10-09-89

[SEAL]

[ILLEGIBLE]

3

FILED [ILLEGIBLE] MY OFFICE

ROBERT D. GREEN

COUNTY CLEAN BEXAR CO.

[ILLEGIBLE]

DEC 6 1985

[SEAL]	[ILLEGIBLE]
[ILLEGIBLE]

EXHIBIT “D”

SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (this “Agreement”) made this the          day of                       , 2008, by and between ISI Security Group, Inc. f/k/a ISI Detention Contracting Group, Inc., a Delaware corporation (“ISI Security Group, Inc.”) with its principal offices at 12915 Delivery Drive, San Antonio, Texas 78247 (“Tenant”), and                                                     (“Lender”) with an address                                                     .

W I T N E S S E T H:

WHEREAS by Lease dated February   , 2008, Investment Properties, Ltd., by and through its general partner, Proper Investments, LLC, (“Landlord”) leased and rented to Tenant certain premises (“the Leased Premises”) located in Bexar County, Texas, constituting the real property (the “Property”) a more particular description of which Property appears in Exhibit “A”, attached hereto and by this reference made a part hereof; and

WHEREAS, Landlord has obtained a loan (“Loan”) from Lender, secured by a Deed of Trust and Security Agreement covering the Property (the “Mortgage”) and in connection with the Loan, Lender requires that Tenant subordinate Tenant’s interest under the Lease to the Mortgage; and

WHEREAS, Tenant and Lender desire hereby to establish certain rights, safeguards, obligations and priorities with respect to their respective interest by means of the following Subordination Attornment and Non-Disturbance Agreement;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Tenant subordinates all of its right, title and interest in and to the Lease and the Leased Premises to the liens of the Mortgage and to all renewals, extensions, modifications or replacements thereof.

2.             Provided Tenant is not in default in the payment of rent or in the performance of any of the terms, covenants and conditions of the Lease, the right of possession of Tenant to the Leased Premises shall not be affected or disturbed by Lender in the exercise of any of its rights under the mortgage or the note secured thereby, and any sale of the Leased

Premises pursuant to the exercise of any rights and remedies under the Mortgage or otherwise shall be made subject to Tenant’s right of possession under the Lease.

3.             If Lender forecloses the lien of the Mortgage or accepts a conveyance in lieu of foreclosure, Tenant shall attorn to Mortgages or any purchaser of the Leased Premises and the Lease shall continue in accordance with its terms between Tenant and Mortgagee or such other purchaser.

4.             The foregoing provisions shall be self operative; however, Tenant agrees to execute and deliver to Mortgagee or to any person to whom Tenant herein agrees to attorn, such other appropriate instrument as either shall request in order to effectuate such provisions.

5.             Any successor to the interest of Landlord under the Lease shall be bound to Tenant under all the terms, covenants and conditions of the Lease for the period of such successor’s ownership of the Leased Premises provided, however, such successor owner shall not be (a) liable for any act or omission of the landlord or any prior landlord; (b) subject to any offsets or defenses that Tenant may have against Landlord or any prior landlord; (c) bound by any rent that Tenant may have paid for more than the current month to Landlord or any prior landlord, or (d) bound by any agreement between Landlord and Tenant to which Lender had not previously consented in writing.

6.             Tenant covenants that the Lease has not been modified or altered and that the Lease shall not, without the prior written consent of Lender, be terminated, surrendered, modified or altered hereafter.

7.             Tenant agrees that it will notify Lender in writing by certified mail, of any default by Landlord under the Lease and shall not cancel or terminate the Lease without providing Lender thirty (30) days from the date of such notice within which to cure said default, without any obligation to do so. If any default by Landlord is cured within the time period described above, Tenant shall have no right to cancel or terminate the Lease by virtue of said default.

8.             This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and/or assigns.

9.             This Agreement may be signed in multiple counterparts, each of which shall constitute an original, but all of which together comprise one agreement.

TENANT

ISI Security Group, Inc. f/k/a
ISI Detention Contracting Group, Inc.
a Delaware corporation

By:
Title:

LENDER

By:
Name:
Title:

STATE OF TEXAS	§

COUNTY OF	§

This instrument was acknowledged before me on this           day of      , 2008 by                                , the                                 of 1SI Security Group, Inc., a Delaware corporation.

Notary Public, State of Texas
My commission expires:

STATE OF	§

COUNTY OF	§

This instrument was acknowledged before me on this            day of      , 2008 by                   , the                      of                    .

Notary Public, State of
My commission expires: